SUBSCRIPTION AGREEMENT

     Agreement (this "Agreement"), made this ---- day of -------------, 2001 by and between DIGITAL CAPITAL.COM, INC. a Delaware corporation (the "Company") and ---------------------------------------------- (the "Subscriber"). In
consideration of the mutual promises and covenants herein contained, the parties hereto (the "Parties") agree as follows:

                                   ARTICLE I

                                 SUBSCRIPTION

1.01 Subscription Offer. Subject to the terms and conditions hereof and to acceptance by the Company, the Subscriber hereby irrevocably offers to purchase ------------------ Units (the "Securities"), each Unit consisting of one share of Common Stock and one Class "A" Warrant, one Class "B" Warrant, one Class "C" Warrant, one Class "D" Warrant and one Class "E" Warrant at a purchase price of $.05 per Unit, for a total purchase price of $-------------------. The price is payable in full by check payable to "Adams Davis Co. on behalf of Digital Capital.com, Inc." or by wire transfer or money order.

1.02 Acceptance of Subscription. The Company reserves the right to reject the Subscriber's offer in whole or in part, for any reason, and to allocate less than the maximum number of Securities the Subscriber hereby offers to purchase. Any sale of Securities to the Subscriber shall not be deemed to occur until the Subscribers' offer is accepted in writing by the Company. The Subscriber shall not have any recourse against the Company if a purchase offer is rejected in whole or in part. The Company shall reasonably notify the Subscriber in writing of the acceptance of a purchase offer. If the offer is rejected in whole or in part, the Company will promptly return to the Subscriber, without deduction or interest, all or a ratable portion of the subscription price, as the case may be, together with all executed documents tendered by the Subscriber. If the purchase offer is rejected in part only, the Subscriber shall immediately complete, execute, and deliver to the Company new subscription documents for the appropriate reduced amount.

1.03 Escrow of Funds and Certificate and Restriction on Transfer of Securities. The Securities have been registered under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 419 thereto.

Rule 419 requires that before the Securities can be released, the Company must first execute an agreement to acquire a business. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise of warrants.

Once the acquisition agreement has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about:

-- the proposed acquisition candidate and its business, including audited financial statements;

--       the results of the offering; and

--       the use of the funds disbursed from the escrow account.

     The   post-effective   amendment   must  also  include  the  terms  of  the
reconfirmation offering.

     The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment and must include the following conditions:

-- the prospectus contained in the post-effective amendment will be sent to each Subscriber within five business days after the effective date of the post-effective amendment;

-- each Subscriber will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that he or she elects to remain a Subscriber;

-- if the Company does not receive written notification from any Subscriber within 45 business days following the effective date, the Subscriber's escrowed securities will be returned to the Company and the Subscriber's escrowed funds to the Subscriber;

-- unless Subscribers representing 80% of the maximum offering proceeds elect to remain Subscribers, the acquisition of the target business would be prevented, deposited securities held in escrow will be returned to the Company and the funds to the Subscribers; and

-- if a consummated acquisition has not occurred within 18 months from the date of this prospectus, the deposited securities held in the escrow account will be returned to the Company and the funds to the Subscribers.

     The Securities may be released to Subscribers after the escrow agent has received a signed representation from the Company and any other evidence acceptable by the escrow agent that:

-- the Company has executed an agreement for the acquisition of a business for which the value of the business represents at least 80% of the maximum offering proceeds and the Company has filed the required post-effective amendment;

--       the post-effective amendment has been declared effective;

--       the reconfirmation offer has been completed;

-- the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

-- the acquisition of the business with the fair value of at least 80% of the maximum proceeds has been consummated.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

2.01 Status of Subscriber. The Subscriber, if an individual, is at least 21 years of age. If an association, each individual of the association is at least 21 years of age.

2.02 Access to Information. Because of the Subscriber's business or financial experience or his professional advisors who are unaffiliated with and who are not compensated by the Company, or any affiliate thereof, the Subscriber has the capacity to protect his own interests in connection with the offer and sale of the Securities.

     The   Subscriber   represents  has  received  and  retained  the  Company's
prospectus (the "Prospectus") and has carefully read and understood it, particularly the section entitled "Risk Factors."

2.03 Understanding of Investment Risks. The Subscriber understands that there is no market for the Securities and no assurance that a market will develop, and that realization of the objectives of the Company is subject to significant economic and business risks as set forth in the Prospectus.

2.04 Residence of the Subscriber. The residence of the Subscriber set forth below is the true and correct residence of Subscriber and the Subscriber has no present intention of becoming a resident of domiciliary of any other state, country, or jurisdiction.

2.05 Further Assurance. Subscriber will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Securities.

2.06 Ability to Bear Economic Risk. The Subscriber is an "accredited investor" as defined in rules to the 1933 Act or is otherwise qualified under the jurisdiction of the Subscriber's residence to make this investment. The Subscriber is able to bear the economic risk of an investment in the Securities and to maintain the investment in the Securities for an indefinite period of time, and, further, could bear a total loss of the investment and not change the Subscriber's standard of living which existed at the time of the investment.

2.07 For Partnership, Corporations, Trusts or Other Entities Only. If the Subscriber is a partnership, corporation, trust, or other entity:

         Subscriber   has  the  full  power  and   authority   to  execute  this
         subscription Agreement on behalf of the entity and to make the representations and warranties made herein on its behalf and this investment in the Company has been affirmatively authorized by the governing board of the entity and is not prohibited by the governing documents of the entity.

2.08     For Residents of British Columbia Only.

         (a) The Company is a non-reporting company and a private issuer under applicable laws and regulations of British Columbia and the Securities to be issued upon acceptance of this Subscription will be issued as an exempt trade, based upon the relationship between the Company and the Subscriber. The Subscriber is aware that no prospectus has been prepared or filed by the Company with the British Columbia Securities Commission in connection with the issuance of the Securities and that as a result:

                  (i) the Subscriber may be restricted from using some of the civil remedies available under certain British Columbia securities statutes, rules or regulations;

                  (ii) the Subscriber may not receive information that would otherwise be required to be provided to a subscriber under certain British Columbia securities statutes, rules or regulations; and

                  (iii) the Company is relieved from certain obligations and reporting requirements that would otherwise apply under certain British Columbia securities statutes, rules and regulations.

         (b) The Subscriber is either a relative, close personal friend or business associate of an officer or director of the Company; or is a person who through prior business or investment dealings or other associations with the Company and its principals has common bonds of interest or association with the Company and its principals; or is an entity controlled by any such a person;

         (c) The Subscriber is an investor who, by virtue of his or her own net worth and investment experience, is able to evaluate the merits of and risks associated with the Securities as an investment;

         (d) the Subscriber is purchasing the Securities for investment only and for the Subscriber's own account and not with a view to any resale or distribution thereof and it is able and prepared to bear the economic risk of investing in and holding the Securities indefinitely;

         (e) the Subscriber is aware that there is no current market for the Shares and that the ability to sell such Securities is severely restricted by applicable securities legislation;

         (f) the Subscriber will duly complete, execute and deliver all documentation as may be required by applicable securities legislation;

         (g) the Subscriber's decision to enter into this Agreement and purchase the Securities has not been made in reliance upon any investment advice, or oral or written representation as to fact or otherwise made by or on behalf of the Company or any other person;

         (h)      to  the  Subscriber's  knowledge,   the  Securities  were  not
                  advertised in printed media of general and regular paid circulation, radio or television;

         (i) no person has made to the Subscriber any written or oral representations:

                  (i)      that any person will resell or repurchase the Shares;

                  (ii) that any person will refund the purchase price of the Shares;

                  (iii)    as to the future price or value of the Shares; or

                  (iv) that the Shares will be listed and posted for trading on an exchange or that application has been made to list and post the Shares for trading on an exchange;

         (j) the Subscriber has been advised to consult his/her/its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and the Subscriber is solely responsible (and the Company is in no way responsible) for compliance with applicable resale restrictions and applicable tax legislation.

                                  ARTICLE III

                           MISCELLANEOUS PROVISIONS

3.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

3.02 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the Parties and shall supersede all prior agreements and understandings. No amendment of the Agreement shall be made without the express written consent of the Parties.

3.03 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

3.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts made and to be performed within the State of Delaware.

3.05 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand-delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the Parties as follows: to the Company, 38253 View Place, PO Box 1229, Squamish, British Columbia, Canada and to the Subscriber, at the address indicated below. Any Party may change his/her/its address for purposes of this Section by giving notice as provided herein.

    IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.


                                   DIGITAL CAPITAL.COM, INC.
 The Subscriber

----------------------              By:
----------------------                  ----------------------------
----------------------                    Authorized Officer
----------------------
 (Address)